Exhibit 99.1

Towers Watson Reports Strong Second Quarter Earnings

  Revenues increased 11% over prior year
  Diluted EPS of $0.92, an increase of 42% over prior year
  Adjusted Diluted EPS of $1.35, an increase of 22% over prior year

Increases Expected Fiscal 2012 Adjusted Diluted EPS Range to $5.05 to $5.15

NEW YORK--(BUSINESS WIRE)--February 6, 2012--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the second quarter of fiscal year 2012, which ended December 31, 2011.

Revenues were $880 million for the quarter, an increase of 11% (10% constant currency) from $791 million for the second quarter of fiscal 2011. On an organic basis which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 6% from the prior-year second quarter.

Adjusted EBITDA for the second quarter of fiscal 2012 was $172 million, or 19.5% of revenues, an increase from $147 million, or 18.7% of revenues, for the prior-year second quarter. Adjusted EBITDA excludes transaction and integration costs as well as non-cash stock-based compensation arising from the merger.

Net income attributable to controlling interests for the second quarter of fiscal 2012 was $67 million, an increase from $48 million for the prior-year second quarter. For the quarter, diluted earnings per share were $0.92 and adjusted diluted earnings per share were $1.35. Adjusted diluted earnings per share increased 22% from the prior-year second quarter. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets and non-recurring other income. The normalized tax rate for the quarter was 36%.

“I am very pleased with our second quarter performance,” said John Haley, chief executive officer. “All of our segments delivered strong revenue growth and increased margins. These results underscore the depth of our talent, our continuing focus on growth opportunities and our ongoing commitment to put clients first. I am confident that Towers Watson will continue to successfully capitalize on the solid foundation we have built.”

Second Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $476 million, an increase of 8% (5% organic) from $440 million in the prior-year second quarter. Revenues increased in all lines of business: Retirement, Technology and Administration Solutions, and Health and Group Benefits. All lines of business continued to see increased client demand. The acquisition of Aliquant drove the growth of Technology and Administration Solutions and increased client activity contributed to organic growth. Health and Group Benefits had strong double digit revenue growth. The Benefits segment had a Net Operating Income (“NOI”) margin of 34% in the second quarter of fiscal 2012.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $205 million, an increase of 19% (4% organic) from $173 million in the prior-year second quarter. All lines of business grew this quarter. Growth in Risk Consulting and Software was due to the acquisition of EMB. Investment led the segment in organic growth due to solid client demand globally and comparison to a relatively weak prior year quarter. Brokerage experienced growth in both the Americas and Europe. The Risk and Financial Services segment had an NOI margin of 26% in the second quarter of fiscal 2012.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $169 million, an increase of 15% (15% organic) from $147 million in the prior-year second quarter. All lines of business grew revenues this quarter. Data, Surveys and Technology led the growth for the segment with double digit growth in all regions. Executive Compensation demand was strong in the Americas and EMEA Regions. Rewards, Talent and Communication benefited from continued strong client demand and a robust annual enrollment cycle in North America. The Talent and Rewards segment had an NOI margin of 33% in the second quarter of fiscal 2012. The second fiscal quarter is seasonally strong for Talent and Rewards.

Outlook for Fiscal 2012

For fiscal 2012, the company expects to report revenues in the range of $3.41 billion to $3.46 billion and adjusted diluted earnings per share in the range of $5.05 to $5.15. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets and non-recurring other income. This guidance assumes an average exchange rate of 1.57 U.S. dollars to the British Pound and 1.35 U.S. dollars to the Euro for fiscal 2012.

For the third quarter of fiscal 2012, the company expects to report revenues in the range of $875 million to $900 million and adjusted diluted earnings per share in the range of $1.31 to $1.36. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets and non-recurring other income.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the second quarter of fiscal 2012. It will be held on Monday, February 6, 2012, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 60342397.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the company’s core operating results, we present (1) Adjusted EBITDA, (2) Adjusted Net Income Attributable to Controlling Interests, and (3) Adjusted Diluted Earnings Per Share (which are all non-U.S. GAAP measures), to eliminate the effect of acquisition-related expenses from the financial results of our operations. The company’s management uses these measures to evaluate the performance of the business and for financial planning. The company defines Adjusted EBITDA as net income before non-controlling interests adjusted for provision for income taxes, interest, depreciation and amortization, transaction and integration expenses, merger related stock-based compensation and other non-operating income. We use Adjusted Net Income Attributable to Controlling Interests (the numerator) for the purpose of calculating Adjusted Diluted Earnings Per Share. The company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are relevant and useful measures widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the merger in January 2010, we have incurred significant acquisition-related expenses related to the transaction and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets and stock-based compensation costs from the issuance of merger-related restricted shares. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses. We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure our performance-based compensation plans.

Reconciliations of net income before non-controlling interests to Adjusted EBITDA and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share are included in the accompanying tables to today’s press release.

Each of these non-U.S. GAAP measures are not defined in the same manner by all companies, and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate profitable acquisitions; the risk that the acquisitions of EMB or Aliquant Corporation are not profitable or are not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2013; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K filed on August 29, 2011 with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended Dec. 31		% Change	Currency	Acquisitions/	% Change
	2011	2010	GAAP	Impact	Divestitures	Organic

Benefits	$475,519	$440,393	8%	1%	2%	5%
Risk & Financial Services	205,011	172,815	19%	1%	14%	4%
Talent & Rewards	169,192	147,108	15%	1%	-1%	15%
Reportable Segments	$849,722	$760,316

	Revenue for the Six
	Months Ended Dec. 31		% Change	Currency	Acquisitions/	% Change
	2011	2010	GAAP	Impact	Divestitures	Organic

Benefits	$930,025	$865,133	8%	2%	2%	4%
Risk & Financial Services	399,149	339,167	18%	3%	11%	4%
Talent & Rewards	308,983	283,345	9%	2%	-1%	8%
Reportable Segments	$1,638,157	$1,487,645

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

	Three Months Ended Dec. 31		Six Months Ended Dec. 31
	2011	2010	2011	2010

Reportable Segments	$849,722	$760,316	$1,638,157	$1,487,645
Reimbursable Expenses and Other	29,988	30,348	51,904	54,460
Consolidated Revenues	$879,710	$790,664	$1,690,061	$1,542,105

Segment Net Operating Income

	Three Months Ended Dec. 31		Six Months Ended Dec. 31
	2011	2010	2011	2010

Benefits	$162,264	$134,271	$306,544	$260,201
Risk & Financial Services	53,956	36,724	103,468	75,888
Talent & Rewards	55,760	36,010	80,974	65,418
Reportable Segments	$271,980	$207,005	$490,986	$401,507

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

	Three Months Ended Dec. 31		Six Months Ended Dec. 31
	2011	2010	2011	2010

Reportable Segments	$271,980	$207,005	$490,986	$401,507
Differences in Allocation Methods	(5,378)	5,179	9,245	14,965
Amortization of Intangible Assets	(17,352)	(11,673)	(30,665)	(23,412)
Transaction and Integration Expenses	(22,903)	(30,702)	(43,810)	(48,392)
Stock-Based Compensation	(11,018)	(24,191)	(22,152)	(47,916)
Discretionary Compensation	(93,985)	(85,500)	(184,718)	(173,975)
Other, net	(22,210)	1,935	(24,743)	(1,534)
Income from Operations	$99,134	$62,053	$194,143	$121,243

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

The company completed the merger of Towers Perrin and Watson Wyatt on January 1, 2010, and is incurring significant transaction and integration costs. The company is also incurring significant non-cash charges from stock-based compensation arising from the merger and the amortization of merger accounting intangible assets. The company's management uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities. Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results. Reconciliations of our non-GAAP measures to GAAP measures are as follows.

	Three Months		Six Months
	Ended Dec. 31, 2011		Ended Dec. 31, 2011

Diluted EPS per GAAP	$0.92		$1.73

Amortization of intangible assets	0.16		0.28
Transaction and integration expenses including severance	0.20		0.38
Stock-based compensation	0.10		0.20
Gain on investment in 5th Quadrant	(0.03)		(0.03)
Release of acquisition-related liability	-		(0.01)
Other Merger-related tax item	-		(0.01)

Adjusted Diluted EPS	$1.35		$2.54

	Three Months Ended
	Dec. 31, 2011		Dec. 31, 2010

Net Income Before Non-Controlling Interests	$65,411		$48,581
Provision for Income Taxes	36,922		22,817
Interest, net	2,979		2,186
Depreciation and Amortization	38,648		30,525
Transaction and Integration Costs	22,903		30,702
Stock-Based Compensation	11,018		24,191
Other Non-Operating Income (a)	(6,178)		(11,531)

Adjusted EBITDA and EBITDA Margin	$171,703	19.5%	$147,471	18.7%

	Six Months Ended
	Dec. 31, 2011		Dec. 31, 2010

Net Income Before Non-Controlling Interests	$125,697		$82,310
Provision for Income Taxes	72,423		47,947
Interest, net	4,337		4,244
Depreciation and Amortization	73,155		61,405
Transaction and Integration Costs	43,810		48,392
Stock-Based Compensation	22,152		47,916
Other Non-Operating Income (a)	(8,314)		(13,258)

Adjusted EBITDA and EBITDA Margin	$333,260	19.7%	$278,956	18.1%

(a) Other non-operating income includes income from affiliates and other non-operating income

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2011	2010	2011	2010

Revenue	$879,710	$790,664	$1,690,061	$1,542,105

Costs of providing services:
Salaries and employee benefits	535,303	499,449	1,032,776	991,106
Professional and subcontracted services	78,749	60,073	143,021	118,141
Occupancy	32,689	36,343	68,060	71,815
General and administrative expenses	72,284	71,519	135,096	130,003
Depreciation and amortization	38,648	30,525	73,155	61,405
Transaction and integration expenses	22,903	30,702	43,810	48,392
	780,576	728,611	1,495,918	1,420,862

Income from operations	99,134	62,053	194,143	121,243

(Loss)/income from affiliates	(124)	121	168	285
Interest income	842	1,289	2,158	2,584
Interest expense	(3,821)	(3,475)	(6,495)	(6,828)
Other non-operating income	6,302	11,410	8,146	12,973

Income before income taxes	102,333	71,398	198,120	130,257

Provision for income taxes	36,922	22,817	72,423	47,947

Net income before non-controlling interests	65,411	48,581	125,697	82,310

Less: Net (loss)/income attributable to non-controlling interests	(1,528)	478	(946)	965

Net income attributable to controlling interests	$66,939	$48,103	$126,643	$81,345

Earnings per share:
Net income attributable to controlling interests - basic	$0.92	$0.65	$1.74	$1.10
Net income attributable to controlling interests - diluted	$0.92	$0.65	$1.73	$1.09

Weighted average shares of common stock, basic (000)	72,417	74,273	72,753	74,254
Weighted average shares of common stock, diluted (000)	72,769	74,335	73,011	74,320

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(Thousands of U.S. Dollars, Except Share Data)
(Unaudited)

	December 31,	June 30,
	2011	2011

Assets
Cash and cash equivalents	$386,087	$528,923
Restricted cash	132,865	153,154
Short-term investments	42,489	43,682
Receivables from clients:
Billed, net of allowances of $16,709 and $12,636	527,760	502,910
Unbilled, at estimated net realizable value	302,641	276,020
	830,401	778,930

Other current assets	135,385	145,862
Total current assets	1,527,227	1,650,551

Fixed assets, net	279,512	252,343
Deferred income taxes	161,983	188,569
Goodwill	1,907,130	1,943,574
Intangible assets, net	651,307	694,922
Other assets	341,975	368,991

Total Assets	$4,869,134	$5,098,950

Liabilities
Accounts payable, accrued liabilities and deferred income	$269,453	$285,793
Employee-related liabilities	393,535	573,214
Fiduciary liabilities	132,865	147,902
Notes payable	100,230	99,341
Other current liabilities	37,973	71,944
Total current liabilities	934,056	1,178,194

Revolving credit facility	65,000	-
Accrued retirement benefits and other employee-related liabilities	753,493	811,779
Professional liability claims reserve	302,237	312,258
Other noncurrent liabilities	206,184	194,049

Total Liabilities	2,260,970	2,496,280

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized; 57,964,896 and 57,897,889 issued and 55,751,252 and 56,949,548 outstanding	580	579
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized; 16,583,828 and 16,651,890 issued and 16,583,828 and 16,651,890 outstanding	166	167
Additional paid-in capital	1,808,265	1,773,285
Treasury stock, at cost - 2,213,644 and 948,341 shares	(129,521)	(52,360)
Retained earnings	998,191	883,161
Accumulated other comprehensive loss	(93,255)	(13,305)
Total Stockholders' Equity	2,584,426	2,591,527
Non-controlling interest	23,738	11,143
Total Equity	2,608,164	2,602,670

Total Liabilities and Total Equity	$4,869,134	$5,098,950

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. Dollars)
(Unaudited)

	Six Months ended December 31,
	2011	2010

Cash flows (used in)/from operating activities:
Net income before non-controlling interests	$125,697	$82,310
Adjustments to reconcile net income to net cash (used in)/from operating activities:
Provision for doubtful receivables from clients	7,461	8,223
Depreciation	42,491	37,930
Amortization of intangible assets	30,665	23,475
Provision for deferred income taxes	29,880	6,741
Equity from affiliates	212	119
Stock-based compensation	36,401	50,533
Other, net	(916)	(10,159)
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	(81,445)	(36,660)
Restricted cash	18,900	36,061
Other current assets	(4,900)	(12,619)
Other noncurrent assets	(29,654)	(566)
Accounts payable, accrued liabilities and deferred income	(6,488)	33,837
Employee-related liabilities	(148,842)	(7,921)
Fiduciary liabilities	(13,257)	(36,061)
Accrued retirement benefits and other employee-related liabilities	(30,580)	(41,583)
Professional liability claims reserves	(38,842)	(15,382)
Other current liabilities	1,572	3,538
Other noncurrent liabilities	(1,237)	(618)
Income tax related accounts	9,423	25,156
Cash flows (used in)/from operating activities	$(53,459)	$146,354

Cash flows used in investing activities:
Cash paid for business acquisitions	(3,012)	(70,823)
Cash acquired from business acquisitions	2,101	-
Purchases of fixed assets	(65,464)	(20,823)
Capitalized software costs	(9,145)	(11,727)
Purchases of held-to-maturity securities	-	(14,295)
Redemptions of held-to-maturity securities	-	14,295
Purchases of available-for-sale securities	-	(27,236)
Redemptions of available-for-sale securities	45,919	26,708
Proceeds from divestitures	-	12,973
Cash flows used in investing activities	$(29,601)	$(90,928)

Cash flows used in financing activities:
Borrowings under credit facility	75,000	-
Repayments under credit facility	(10,000)	-
Dividends paid	(11,921)	(10,500)
Repurchases of common stock	(90,966)	-
Tax payment on vested shares	(6,046)	-
Issuances of common stock and excess tax benefit	1,856	2,758
Cash flows used in financing activities	$(42,077)	$(7,742)

Effect of exchange rates on cash	$(17,699)	$6,937

(Decrease)/increase in cash and cash equivalents	(142,836)	54,621

Cash and cash equivalents at beginning of period	528,923	435,927

Cash and cash equivalents at end of period	$386,087	$490,548

CONTACT:
Towers Watson
Investor Contact
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com